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                                                                      EXHIBIT 23

                                  EXHIBIT 23
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                         CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Aztec Manufacturing Co. of our report dated March 31, 1997, included in the 1997 Annual Report to Shareholders of Aztec Manufacturing Co.

We also consent to the incorporation by reference in the Registration Statements on Form S-8, No. 33-15481 pertaining to the 1986 Incentive Stock plan of Aztec Manufacturing Co., No. 33-30993 pertaining to the Aztec Manufacturing Co. Nonstatutory Stock Option Plan, No. 33-49158 pertaining to the Aztec Manufacturing Co. Nonstatutory Stock Option Plan, and No. 33-49164 pertaining to the 1991 Incentive Stock Option Plan of Aztec Manufacturing Co. of our report dated March 31, 1997, with respect to the consolidated financial statements of Aztec Manufacturing Co., incorporated by reference in the Annual Report (Form 10-K) for the year ended February 28, 1997.



                                        ERNST & YOUNG, LLP



                                        /s/ Ernst & Young, LLP
                                        ----------------------

Fort Worth, Texas
May 23, 1997



                                  Exhibit 23
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